Exhibit 99.1

NEWS RELEASE

For information contact:

Vincent H. Chao

Chief Financial Officer

(407) 265-7348	FOR IMMEDIATE RELEASE

August 5, 2026

NNN REIT, Inc. Announces Second Quarter 2026 Results

Orlando, Florida, August 5, 2026 – NNN REIT, Inc. (NYSE: NNN) (the "Company" or "NNN"), a real estate investment trust, today announced financial and operating results for the quarter and six months ended June 30, 2026. Highlights include:

Second Quarter 2026 Highlights:

•
Reported net earnings of $0.52 per diluted share
•
Grew Core FFO and AFFO per diluted share by 6.0% and 5.9%, respectively, over prior-year results to $0.89 and $0.90, respectively
•
Increased ABR by 7.3% over prior-year results to $959.1 million
•
Increased portfolio occupancy to 99.1%, an increase of 50 and 110 basis points over the prior quarter and prior year periods, respectively, with a portfolio weighted average remaining lease term of 10.1 years
•
Closed on $291.0 million of investments at an initial cash cap rate of 7.3%, with a weighted average lease term of 17.9 years and $436.4 million of investments at an initial cash cap rate of 7.4% in the six months ended June 30, 2026
•
Sold 26 properties for $36.7 million, including $9.0 million of income producing properties at a weighted average cap rate of 5.6%
•
Entered into forward sale agreements for 5,999,528 common shares under the Company’s at-the-market equity program (“ATM”) at a weighted average price per share of $45.91
•
Issued 1,681,785 common shares, primarily under the ATM, raising net proceeds of $74.0 million
•
Exercised the $200 million incremental term loan option under NNN’s senior unsecured term loan facility, increasing the aggregate facility size to $500 million (the “Term Loan”)
•
Maintained balance sheet flexibility with a sector-leading weighted average debt maturity of 10.1 years, no encumbered assets, only 2.5% of floating rate exposure and $1.4 billion of total available liquidity
•
Paid a $0.60 quarterly dividend, representing a 5.2% annualized dividend yield and a 67% AFFO payout ratio as of June 30, 2026

Additional Highlights:

•
Announced a 3.3% increase in the quarterly dividend for the third quarter 2026 to $0.62 per share, marking the Company’s 37th consecutive annual dividend increase
•
Increased 2026 Core FFO per share guidance to a new range of $3.50 - $3.54
•
Increased 2026 AFFO per share guidance to a new range of $3.55 - $3.59
•
Raised 2026 acquisition volume guidance to a new range of $700 - $800 million
•
Published the Company’s fourth annual Corporate Sustainability Report

Steve Horn, Chief Executive Officer, commented: "NNN delivered a strong first half of the year, driven by resilient portfolio performance, disciplined execution across the organization, and a robust real estate investment pipeline built on longstanding, proven relationships. Given this momentum, we are raising our acquisition volume outlook and 2026 AFFO guidance."

FINANCIAL RESULTS

	Quarter Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per diluted share data)	2026	2025	2026	2025
Revenues	$244,266	$226,802	$484,690	$457,656

Net earnings	$97,924	$100,529	$191,875	$196,987
Net earnings per share	$0.52	$0.54	$1.01	$1.05

FFO	$167,819	$157,175	$330,969	$315,909
FFO per share	$0.89	$0.84	$1.75	$1.69

Core FFO	$168,187	$157,366	$331,771	$318,273
Core FFO per share	$0.89	$0.84	$1.75	$1.70

AFFO	$170,020	$158,523	$335,699	$321,538
AFFO per share	$0.90	$0.85	$1.77	$1.72

PORTFOLIO SNAPSHOT

(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025
Number of properties	3,774	3,711	3,663
Total gross leasable area (square feet)	40,440,000	39,597,000	38,322,000
Occupancy rate	99.1%	98.6%	98.0%
Weighted average remaining lease term (years)	10.1	10.1	9.8
ABR	$959,145	$934,612	$893,782

PROPERTY ACQUISITIONS

(dollars in thousands)	Quarter Ended June 30, 2026	Six Months Ended June 30, 2026
Total dollars invested(1)	$291,009	$436,403
Number of properties	89	130
Gross leasable area (square feet)(2)	1,061,000	1,365,000
Weighted average cap rate(3)	7.3%	7.4%
Weighted average lease term (years)	17.9	18.2

(1)	Includes dollars invested in projects under construction or tenant improvements.
(2)	Includes additional square footage from completed construction on existing properties.
(3)	Calculated as the initial cash annual base rent divided by the total purchase price of the properties.

PROPERTY DISPOSITIONS

	Quarter Ended June 30, 2026			Six Months Ended June 30, 2026
(dollars in thousands)	Occupied	Vacant	Total	Occupied	Vacant	Total
Number of properties	7	19	26	16	35	51
Gross leasable area (square feet)	25,000	170,000	195,000	115,000	326,000	441,000
Net sale proceeds	$9,046	$27,688	$36,734	$26,846	$45,715	$72,561
Weighted average cap rate(1)	5.6%	—	5.6%	6.6%	—	6.6%

(1)	Calculated as the cash annual base rent divided by the total gross proceeds received for the occupied properties.

CAPITAL MARKETS ACTIVITY

During the quarter ended June 30, 2026, NNN exercised the incremental term loan option and drew down the remaining $200 million on the Term Loan for a total outstanding balance of $500 million. Additionally, the Company amended the pricing grids on the Term Loan and its existing senior unsecured revolving credit facility, (the “Revolving Credit Facility”). Based on NNN’s current credit ratings, the applicable SOFR-based margin was lowered to 0.800% from 0.850% for all outstanding Term Loan borrowings and 0.725% from 0.775% for all Revolving Credit Facility borrowings. The Company previously entered into forward starting swaps with a total notional value of $400 million that fix the Secured Overnight Financing Rate (“SOFR”) at 3.30%.

During the quarter ended June 30, 2026, NNN entered into forward sale agreements for 5,999,528 common shares under the Company’s ATM at a weighted average price per share of $45.91.

During the quarter ended June 30, 2026, NNN issued 1,681,785 common shares, primarily in settlement of forward sale agreements under the Company’s ATM, raising $74.0 million in net proceeds.

As of June 30, 2026, NNN had 5,999,528 shares of common stock subject to outstanding forward sale agreements, which upon settlement, are anticipated to raise net proceeds of approximately $272.1 million. Net proceeds include the impact of forward price adjustments through June 30, 2026.

BALANCE SHEET AND LIQUIDITY

As of June 30, 2026, Gross Debt was $5.1 billion with a weighted average interest rate of 4.2% and a weighted average debt maturity of 10.1 years. The Company ended the quarter with $1.4 billion of total available liquidity, including $1.2 billion of unused line of credit capacity, $272.1 million of outstanding forward equity, and $4.2 million of cash. Net Debt to annualized EBITDAre and fixed charge coverage was 5.7x and 4.1x, respectively, as of June 30, 2026. Including the impact of unsettled forward equity, Pro Forma Net Debt to annualized EBITDAre was 5.4x as of June 30, 2026.

DIVIDEND

As previously announced on July 15, 2026, the Company’s Board of Directors declared a quarterly dividend of $0.62 per share payable on August 14, 2026, to shareholders of record as of July 31, 2026. The new quarterly dividend represents an annualized dividend of $2.48 per share and an annualized dividend yield of 5.3% as of June 30, 2026. The 3.3% increase in the quarterly dividend marks the 37th consecutive annual dividend increase. NNN is one of only three publicly traded real estate investment trusts to have increased its annual dividend for 37 or more consecutive years.

2026 GUIDANCE

(dollars in millions, except per diluted share data)	Previous 2026 Guidance	Updated 2026 Guidance
Net earnings per share excluding any gains on disposition of real estate, impairment losses and retirement and severance costs	$2.02 - $2.08	$2.01 - $2.05
Real estate depreciation and amortization per share	$1.46	$1.49
Core FFO per share	$3.48 - $3.54	$3.50 - $3.54
AFFO per share	$3.53 - $3.59	$3.55 - $3.59
General and administrative expenses	$53 - $55	$53 - $55
Real estate expenses, net of tenant reimbursements	$14 - $15	$13.5 - $14.5
Acquisition volume	$550 - $650	$700 - $800
Disposition volume	$110 - $150	$120 - $160

Guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company's reports filed with the Securities and Exchange Commission (the "Commission").

CONFERENCE CALL INFORMATION

The Company will host a conference call on August 5, 2026 at 10:30 a.m. ET to discuss second quarter results. A live webcast of the conference call will be available on the Company's website at www.nnnreit.com or by using the following link. The conference call can also be accessed by dialing 888-506-0062 in the United States (“U.S.”) or 973-528-0011 for international callers and entering the participant code 623622 or referencing NNN REIT, Inc.

A telephonic replay of the call will be available through Wednesday, August 19, 2026, by dialing 877-481-4010 in the U.S. or 919-882-2331 internationally and entering the code 54164.

ABOUT NNN REIT, INC.

NNN is a REIT that invests in high-quality properties subject generally to long-term, net leases with minimal ongoing capital expenditures. As of June 30, 2026, the Company owned 3,774 properties across 50 states, the District of Columbia and Puerto Rico, encompassing approximately 40.4 million square feet of gross leasable area, with a weighted average remaining lease term of 10.1 years. For more information on the Company, visit www.nnnreit.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated" or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, including inflation, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the Company's tenants, the availability of capital, risks related to the Company's status as a real estate investment trust ("REIT"), and the potential impacts of an epidemic or pandemic on the Company’s business operations, financial results and financial position on the global economy. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the Company’s Commission filings, including, but not limited to, the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2025 and (ii) Quarterly Report on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

DEFINITIONS

Annualized Base Rent (“ABR”) is a non-U.S. generally accepted accounting principles (“GAAP”) metric which represents the monthly cash base rent for all leases in place as of the end of the period multiplied by 12. Accordingly, this methodology produces an annualized amount as of a point in time but does not take into consideration future (i) scheduled rent increases, (ii) leasing activity, or (iii) lease expirations.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) as defined by the National Association of Real Estate Investment Trusts (“Nareit”) is a metric established by Nareit and commonly used by real estate companies. The measure is a result of net earnings (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, excluding any gains (or including any losses) on disposition of real estate, any impairment charges, net of recoveries and after adjustments for income and losses attributable to noncontrolling interests. Management considers the non-GAAP measure of EBITDAre to be an appropriate measure of the Company's performance and should be considered in addition to, net earnings or loss, as a measure of the Company's operating performance.

Funds From Operations ("FFO") is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the Nareit and is used by the Company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes on the disposition of certain assets and any impairment charges on a depreciable real estate asset, net of recoveries.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the Company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the Company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the Company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items such as transaction related gains, income or expense, impairments on land, retirement and severance costs or other non-core amounts as they occur.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net earnings in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the Company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance.

Total Cash is comprised of cash and cash equivalents and restricted cash and cash held in escrow per GAAP as reported on the balance sheet summary.

Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated amortization and depreciation and amortization of direct financing leases. The result provides an estimate of the investments made by the Company.

Total Debt is defined by the Company as total debt per GAAP as reported on the balance sheet summary including the line of credit payable, and term loan payable and notes payable, each net of unamortized discount and unamortized debt costs, as applicable.

Gross Debt is defined by the Company as Total Debt adjusted to exclude unamortized debt discounts and premiums and unamortized debt costs.

Net Debt is defined by the Company as Gross Debt less Total Cash.

Pro Forma Net Debt is defined by the Company as Net Debt less anticipated net proceeds from unsettled forward equity.

Management considers the non-GAAP measures of Gross Debt, Net Debt and Pro Forma Net Debt each to be a key supplemental measure of the Company's overall liquidity, capital structure and leverage.

The Company’s computation of FFO, Core FFO, AFFO, EBITDAre, Total Cash, Gross Assets, Gross Debt and Net Debt may differ from the methodology for calculating these non-GAAP financial measures used by other REITs, and therefore, may not be comparable to such other REITs. Reconciliations of net earnings, Total Debt and total assets (all computed in accordance with GAAP) to FFO, Core FFO, AFFO, EBITDAre, Gross Assets, Gross Debt and Net Debt (each of which is a non-GAAP financial measure), as applicable, are included in the financial information accompanying this release.

NNN REIT, Inc.

Balance Sheet Summary

(dollars in thousands)

(unaudited)

	June 30, 2026	December 31, 2025
Assets:
Real estate portfolio, net of accumulated depreciation and amortization	$9,463,681	$9,239,542
Cash and cash equivalents	4,223	5,046
Restricted cash and cash held in escrow	—	776
Receivables, net of allowance of $567 and $609, respectively	2,874	3,470
Accrued rental income, net of allowance of $3,528 and $3,393, respectively	36,672	34,914
Debt costs, net of accumulated amortization of $31,348 and $29,930, respectively	4,987	8,645
Other assets	94,086	86,962
Total assets	$9,606,523	$9,379,355

Liabilities:
Line of credit payable	$28,500	$348,100
Term loan payable, net of unamortized debt costs	496,835	—
Notes payable, net of unamortized discount and unamortized debt costs	4,475,938	4,472,324
Accrued interest payable	37,989	40,557
Other liabilities	106,525	110,072
Total liabilities	5,145,787	4,971,053

Total equity	4,460,736	4,408,302

Total liabilities and equity	$9,606,523	$9,379,355

Common shares outstanding	191,931,110	189,937,404

NNN REIT, Inc.

Income Statement Summary

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Rental income	$242,682	$226,498	$482,696	$457,072
Interest and other income from real estate transactions	1,584	304	1,994	584
	244,266	226,802	484,690	457,656

Operating expenses:
General and administrative	14,057	11,217	28,163	24,225
Real estate	8,266	8,838	18,065	18,213
Depreciation and amortization	71,025	68,349	141,822	132,966
Leasing transaction costs	212	74	356	204
Impairment losses – real estate, net of recoveries	8,067	4,535	18,747	6,047
Retirement and severance costs	368	191	802	2,364
	101,995	93,204	207,955	184,019
Gain on disposition of real estate	9,105	16,198	21,290	20,011
Earnings from operations	151,376	149,796	298,025	293,648

Other expenses (revenues):
Interest and other income	(35)	(15)	(63)	(344)
Interest expense	53,487	49,282	106,213	97,005
	53,452	49,267	106,150	96,661

Net earnings	$97,924	$100,529	$191,875	$196,987

Weighted average shares outstanding:
Basic	189,078,464	186,876,693	189,055,792	186,865,955
Diluted	189,620,010	187,070,288	189,635,670	187,088,160

Net earnings per share:
Basic	$0.52	$0.54	$1.01	$1.05
Diluted	$0.52	$0.54	$1.01	$1.05

NNN REIT, Inc.

Other Information

(dollars in thousands)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Rental income from operating leases(1) (2)	$237,240	$221,714	$470,811	$445,770
Earned income from direct financing leases(1)	$79	$112	$161	$226
Percentage rent(1)	$508	$284	$824	$1,170

Real estate expenses reimbursed from tenants(1)	$4,855	$4,388	$10,900	$9,906
Real estate expenses	(8,266)	(8,838)	(18,065)	(18,213)
Real estate expenses, net of tenant reimbursements	$(3,411)	$(4,450)	$(7,165)	$(8,307)

Amortization of debt costs	$1,776	$1,478	$3,528	$2,944
Non-real estate depreciation expense	$96	$43	$191	$86

(1)

For the quarters ended June 30, 2026 and 2025, the aggregate of such amounts is $242,682 and $226,498, respectively, and $482,696 and $457,072 for the six months ended June 30, 2026 and 2025, respectively, and is classified as rental income on the income statement summary.

(2)	Includes lease termination fees of $1,633 and $2,248 for the quarters ended June 30, 2026 and 2025, respectively, and $2,372 and $10,452 for the six months ended June 30, 2026 and 2025, respectively.

NNN REIT, Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net earnings	$97,924	$100,529	$191,875	$196,987
Real estate depreciation and amortization	70,933	68,309	141,637	132,886
Gain on disposition of real estate	(9,105)	(16,198)	(21,290)	(20,011)
Impairment losses – depreciable real estate, net of recoveries	8,067	4,535	18,747	6,047
FFO	167,819	157,175	330,969	315,909
Retirement and severance costs	368	191	802	2,364
Core FFO	168,187	157,366	331,771	318,273
Straight-line accrued rent, net of reserves	(838)	425	(2,129)	(84)
Net capital lease rent adjustment	46	62	92	122
Below-market rent amortization	(189)	(1,620)	(315)	(1,713)
Stock based compensation expense	3,368	2,832	7,414	6,403
Capitalized interest expense	(554)	(542)	(1,134)	(1,463)
AFFO	$170,020	$158,523	$335,699	$321,538

FFO per share:
Basic	$0.89	$0.84	$1.75	$1.69
Diluted	$0.89	$0.84	$1.75	$1.69

Core FFO per share:
Basic	$0.89	$0.84	$1.75	$1.70
Diluted	$0.89	$0.84	$1.75	$1.70

AFFO per share:
Basic	$0.90	$0.85	$1.78	$1.72
Diluted	$0.90	$0.85	$1.77	$1.72

Dividend per share	$0.60	$0.58	$1.20	$1.16
AFFO payout ratio(1)	67%	68%	68%	67%

(1)	Calculated as total dividends paid as a percentage of AFFO for each respective period.

NNN REIT, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(dollars in thousands)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net earnings	$97,924	$100,529	$191,875	$196,987
Interest expense	53,487	49,282	106,213	97,005
Depreciation and amortization	71,025	68,349	141,822	132,966
Gain on disposition of real estate	(9,105)	(16,198)	(21,290)	(20,011)
Impairment losses – real estate, net of recoveries	8,067	4,535	18,747	6,047
EBITDAre	$221,398	$206,497	$437,367	$412,994

Interest expense	$53,487	$49,282	$106,213	$97,005
Add back: capitalized interest	554	542	1,134	1,463
Fixed charges	$54,041	$49,824	$107,347	$98,468

	June 30, 2026	December 31, 2025
Total assets	$9,606,523	$9,379,355
Accumulated depreciation & amortization	2,352,708	2,259,469
Amortization of direct financing leases	2,546	2,546
Gross Assets	$11,961,777	$11,641,370

Debt outstanding:
Line of credit	$28,500	$348,100
Term loan, net of unamortized debt costs	496,835	—
Notes payable, net of unamortized discount and unamortized debt costs	4,475,938	4,472,324
Total Debt	5,001,273	4,820,424
Unamortized note discount	45,064	47,005
Unamortized debt costs	32,163	30,670
Gross Debt	5,078,500	4,898,099
Total Cash	(4,223)	(5,822)
Net Debt	5,074,277	4,892,277
Net proceeds from unsettled forward equity	(272,109)	—
Pro Forma Net Debt	$4,802,168	$4,892,277

NNN REIT, Inc.

Debt Summary

As of June 30, 2026

(dollars in thousands)

(unaudited)

Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate		Maturity Date
Line of credit payable	$28,500	$28,500	SOFR + 72.5 bps	4.345%		April 2028

Term loan payable	500,000	500,000	SOFR + 80 bps	4.126%	(1)	February 2029

Notes payable:
2026	350,000	349,790	3.600%	3.733%		December 2026
2027	400,000	399,758	3.500%	3.548%		October 2027
2028	400,000	399,238	4.300%	4.388%		October 2028
2030	400,000	399,478	2.500%	2.536%		April 2030
2031	500,000	496,559	4.600%	4.766%		February 2031
2033	500,000	491,002	5.600%	5.905%		October 2033
2034	500,000	494,852	5.500%	5.662%		June 2034
2048	300,000	296,350	4.800%	4.890%		October 2048
2050	300,000	294,776	3.100%	3.205%		April 2050
2051	450,000	442,503	3.500%	3.602%		April 2051
2052	450,000	440,630	3.000%	3.118%		April 2052
Total	4,550,000	4,504,936

Total unsecured debt(2)	$5,078,500	$5,033,436

Reconciliation of Debt	Term Loan Payable	Notes Payable
Principal, net of unamortized discount	$500,000	$4,504,936
Debt costs	(3,604)	(44,420)
Accumulated amortization	439	15,422
Debt costs, net of accumulated amortization	(3,165)	(28,998)
Principal, net of unamortized discount and unamortized debt costs	$496,835	$4,475,938

(1)	SOFR swapped to a weighted average fixed rate of 3.30% on $400,000.
(2)	Unsecured debt has a weighted average interest rate of 4.2% and a weighted average maturity of 10.1 years.

NNN REIT, Inc.

Debt Summary – Continued

As of June 30, 2026

(unaudited)

Credit Metrics

	June 30, 2026	December 31, 2025
Gross Debt / Gross Assets	42.5%	42.1%
Net Debt / EBITDAre (last quarter annualized)	5.7x	5.6x
Pro Forma Net Debt / EBITDAre (last quarter annualized)	5.4x	5.6x
EBITDAre / fixed charges	4.1x	4.1x

Credit Facility, Term Loan and Notes Covenants

The following is a summary of key financial covenants for the Company's unsecured credit facility, term loan and notes, as defined and calculated per the terms of the agreements and indentures governing such debt, which are included in the Company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of June 30, 2026, the Company believes it is in compliance with the covenants.

Key Covenants	Required	June 30, 2026
Unsecured Bank Credit Facility and Term Loan:
Maximum leverage ratio	< 0.60x	0.38x
Minimum fixed charge coverage ratio	> 1.50x	4.08x
Maximum secured indebtedness ratio	< 0.40x	—
Unencumbered asset value ratio	> 1.67x	2.65x
Unencumbered interest ratio	> 1.75x	4.04x
Unsecured Notes:
Limitation on incurrence of total debt	≤ 60%	42%
Limitation on incurrence of secured debt	≤ 40%	—
Debt service coverage ratio	≥ 1.5x	4.0x
Maintenance of total unencumbered assets	≥ 150%	239%

NNN REIT, Inc.

Property Portfolio

As of June 30, 2026

Top 20 Lines of Trade

	Lines of Trade	# of Tenants	# of Properties	% of ABR
1.	Automotive service	48	761	18.6%
2.	Convenience stores	32	682	15.9%
3.	Restaurants – limited service	64	622	7.7%
4.	Entertainment	7	96	7.3%
5.	Dealerships	17	112	6.4%
6.	Restaurants – full service	71	332	6.3%
7.	Health and fitness	9	37	3.8%
8.	Theaters	5	32	3.5%
9.	Automotive parts	7	144	3.2%
10.	Equipment rental	4	105	3.0%
11.	Wholesale clubs	1	13	2.2%
12.	Early childhood education	10	102	2.2%
13.	Drug stores	3	59	1.9%
14.	Home improvement	10	49	1.9%
15.	Discount retail	7	112	1.9%
16.	Medical service providers	28	84	1.7%
17.	Pet supplies and services	12	62	1.7%
18.	Furniture	14	43	1.2%
19.	Travel plazas	4	24	1.1%
20.	Automobile auctions, wholesale	2	18	1.1%
	Other	87	285	7.4%
	Total		3,774	100.0%

NNN REIT, Inc.

Property Portfolio – Continued

As of June 30, 2026

Top 20 States

	State	# of Tenants	# of Properties	% of ABR
1.	Texas	97	596	17.9%
2.	Florida	96	277	8.7%
3.	Illinois	53	184	5.2%
4.	Georgia	64	174	4.4%
5.	Ohio	77	215	4.2%
6.	Michigan	34	147	3.9%
7.	North Carolina	49	164	3.8%
8.	Tennessee	50	160	3.6%
9.	Indiana	47	165	3.5%
10.	Arizona	38	88	3.5%
11.	Virginia	48	126	3.4%
12.	California	27	75	2.8%
13.	Alabama	38	155	2.8%
14.	Missouri	34	107	2.3%
15.	New Jersey	19	32	2.2%
16.	Pennsylvania	39	80	2.1%
17.	Maryland	21	53	2.0%
18.	Colorado	30	49	2.0%
19.	South Carolina	31	85	2.0%
20.	Oklahoma	30	89	1.9%
	Other	167	753	17.8%
	Total		3,774	100.0%

NNN REIT, Inc.

Property Portfolio – Continued

As of June 30, 2026

Top 20 Tenants

	Tenant	Primary Line of Trade	# of Properties	% of ABR
1.	7-Eleven	Convenience stores	145	4.2%
2.	Mister Car Wash	Automotive service	120	3.7%
3.	Dave & Buster's	Entertainment	34	3.5%
4.	Camping World	Dealerships	46	3.4%
5.	Kent Distributors	Convenience stores	64	2.6%
6.	Flynn Restaurant Group	Restaurants - limited service	203	2.4%
7.	GPM Investments	Convenience stores	140	2.3%
8.	AMC Theatres	Theaters	19	2.3%
9.	BJ's Wholesale Club	Wholesale clubs	13	2.2%
10.	LA Fitness	Health and fitness	24	2.1%
11.	Mavis Tire Express Services	Automotive service	141	2.0%
12.	Couche-Tard	Convenience stores	91	2.0%
13.	Sunoco	Convenience stores	53	1.7%
14.	Chuck E. Cheese	Entertainment	51	1.6%
15.	Walgreens	Drug stores	48	1.6%
16.	Casey's General Stores	Convenience stores	62	1.5%
17.	United Rentals	Equipment rental	49	1.5%
18.	Tidal Wave Auto Spa	Automotive service	35	1.4%
19.	Super Star Car Wash	Automotive service	33	1.3%
20.	BMW Kar Wash LLC	Automotive service	41	1.3%
	Other		2,362	55.4%
	Total		3,774	100.0%

Lease Expirations(1)

	# of Properties	Gross Leasable Area(2)	% of ABR		# of Properties	Gross Leasable Area(2)	% of ABR
2026	37	244,000	0.5%	2032	199	2,046,000	5.0%
2027	195	2,534,000	5.8%	2033	133	1,395,000	4.2%
2028	222	1,971,000	4.8%	2034	194	2,838,000	5.7%
2029	139	2,049,000	4.1%	2035	136	1,805,000	4.1%
2030	185	2,427,000	4.6%	Thereafter	1,988	19,178,000	52.5%
2031	309	3,593,000	8.7%

(1)	As of June 30, 2026, the weighted average remaining lease term is 10.1 years.
(2)	Square feet.